EXHIBIT 10.1

[FORM OF]

SUBORDINATED PROMISSORY NOTE

[●], 20 (the “Issue Date”)	New York, New York

CBS Radio Inc., a Delaware corporation (together with its successors and permitted assigns, the “Payor”), promises to pay to CBS Broadcasting Inc., a Delaware corporation (together with its successors and permitted assigns, the “Payee”), on [●] (the “Maturity Date”) the amount of [●] ($[●]) in accordance with the terms set forth below, together with interest on such amount. Interest shall accrue (i) from the Issue Date to and including [●] at a rate per annum equal to 3.50% and (ii) after [●], at a rate per annum equal to 8.25%. Accrued interest on the outstanding principal amount of this promissory note (this “Promissory Note”) shall compound semi-annually and be due and payable on the Maturity Date or, if earlier, on the date of prepayment of all or any portion of the principal amount of this Note on the principal amount prepaid.

This Promissory Note is (i) a “Subordinated Intercompany Note” referred to in the Credit Agreement, dated as of October 17, 2016 (as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time, the “Credit Agreement”), among the Payor, as borrower, the guarantors named therein and from time to time party thereto, the lenders named therein and from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), collateral agent, swing line lender and an L/C issuer, and (ii) a “Pre-IPO Note” referred to in the Indenture, dated as of October 17, 2016 (as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time, the “Indenture”), among the Payor, as issuer, the subsidiary guarantors named therein and from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee (in such capacity, together with its successors and assigns in such capacity, the “Trustee”), governing the $400,000,000 aggregate principal amount of 7.250% Senior Notes due 2024 issued by the Payor (the “Notes”).

Subject to the terms of the Credit Agreement and Indenture, this Promissory Note may be prepaid in whole or in part at the option of the Payor on any date prior to the Maturity Date without premium or penalty. This Promissory Note shall be prepaid within five (5) Business Days of the consummation of the underwritten initial public offering of common stock of the

Payor pursuant to the registration statement on Form S-1 initially filed by the Payor with the Securities and Exchange Commission on July 8, 2016, as amended from time to time (the “IPO”), using the net proceeds thereof.

As used in this Promissory Note, the term “Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close. If any amount evidenced by this Promissory Note becomes due and payable on a day which is not a Business Day, the maturity of such amount shall be extended to the next succeeding Business Day.

All payments under this Promissory Note shall be made in lawful money of the United States of America and in immediately available funds.

Anything in this Promissory Note to the contrary notwithstanding, the indebtedness evidenced by this Promissory Note shall be subordinate in right of payment, to the extent and in the manner hereinafter set forth, to all indebtedness and obligations of the Payor under the Credit Agreement, the other Loan Documents (as defined in the Credit Agreement), the Indenture and the Notes, including all Obligations (as defined in the Credit Agreement) and all Obligations (as defined in the Indenture) under the Indenture and the Notes (such indebtedness and obligations, together with all other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings in respect of any Insolvency Event (as defined below), whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as the “Senior Indebtedness”):

(i)    In the event of any insolvency or bankruptcy proceedings (whether voluntary or involuntary), or any receivership, liquidation, reorganization or other similar proceedings, in each case relative to the Payor or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Payor, whether or not involving insolvency or bankruptcy (each of the foregoing, an “Insolvency Event”), then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before the Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Promissory Note and (y) until the date (such date being referred to herein as the “Senior Debt Repayment Date”) on which (A) all Senior Indebtedness has been repaid in full in cash, (B) all Commitments (as defined in the Credit Agreement) have been irrevocably terminated and (C) all Letters of Credit (as defined in the Credit Agreement) have expired or terminated (other than Letters of Credit (as defined in the Credit Agreement) that have been Cash Collateralized (as defined in the Credit Agreement) or back-stopped by letters of credit reasonably satisfactory to the applicable issuing bank), any payment or distribution to which the Payee would otherwise be entitled to receive under this Promissory Note (other than in the form of equity or debt securities of the Payor that (1) are subordinated, to at least the same extent as this Promissory Note, to the payment in full in cash of all Senior Indebtedness, (2) mature no earlier than the Maturity Date and (3) contain payment terms (including, without limitation, with respect to prepayments and interest payments) that are no more favorable to the Payee than the payment terms of this Promissory Note) shall be made, first, to the Administrative Agent, for the benefit of the holders of all Obligations (as defined in the Credit Agreement), until all Obligations (as defined in the Credit Agreement) have been paid in full in cash and all Letters of Credit (as defined in the Credit Agreement) have been Cash Collateralized (as defined in the Credit Agreement) in full, and, second, to the Trustee, for the benefit of the holders of the Notes, to be applied to the Obligations (as defined in the Indenture) of the Payor under the Indenture and the Notes in accordance with the terms thereof, or as otherwise directed by a court of competent jurisdiction;

(ii)    until after the occurrence of the Senior Debt Repayment Date, the Payor shall not make, and the Payee shall not be permitted to receive from or on behalf of the Payor, any optional prepayment in respect of the outstanding principal amount of this Promissory Note (for the avoidance of doubt, no mandatory prepayment pursuant to the second sentence of the third paragraph of this Promissory Note shall be deemed to be an optional prepayment under this clause (ii));

(iii)    if any payment or distribution of any character, whether in cash, securities or other property, in respect of this Promissory Note shall (despite these subordination provisions) be received by the Payee in violation of clause (i) or (ii) above before the Senior Debt Repayment Date, such payment or distribution shall be held in trust for the benefit of the holders of the Senior Indebtedness, and shall be paid over or delivered, first, to the Administrative Agent, for the benefit of the holders of all Obligations (as defined in the Credit Agreement), until all Obligations (as defined in the Credit Agreement) have been paid in full in cash and all Letters of Credit (as defined in the Credit Agreement) have been Cash Collateralized (as defined in the Credit Agreement) in full, and, second, to the Trustee, for the benefit of the holders of the Notes, to be applied to the Obligations (as defined in the Indenture) of the Payor under the Indenture and the Notes in accordance with the terms thereof, or as otherwise directed by a court of competent jurisdiction;

(iv)    except as otherwise set forth in clauses (i), (ii) and (iii) above, the Payor is permitted to pay, and the Payee is entitled to receive, any payment or prepayment of principal and interest on the indebtedness evidenced by this Promissory Note in accordance with the terms hereof; and

(v)    notwithstanding anything to the contrary herein, the Payee agrees that it shall not exercise any right, assert or enforce any claim or interest, take any action or institute any proceedings (judicial or otherwise) with respect to this Promissory Note until the earliest to occur of the following events: (A) the Senior Debt Repayment Date; (B) the Administrative Agent (unless and until the Credit Agreement Repayment Date (as defined below) has occurred) and the Trustee (unless and until the Senior Notes Repayment Date (as defined below) has occurred) shall have consented thereto in writing (which consent may be given or withheld in their respective sole and absolute discretion); and (C) the occurrence of an Insolvency Event; provided that any amounts received by the Payee in connection with such Insolvency Event shall be subject to the provisions of clauses (i) through (iv) above; provided, however, that the Payee may exercise any right, assert or enforce any claim or interest or take any action or institute any proceedings (judicial or otherwise) with respect to the Promissory Note to collect payment upon the consummation of the IPO.

To the fullest extent permitted by law, no present or future holder of any Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Promissory Note by any act or failure to act on the part of the Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. The Payee and the Payor hereby acknowledge and agree that the subordination of this Promissory Note and the subordination provisions contained herein are for the benefit of the Administrative Agent, the Trustee and all other holders of the Senior Indebtedness and their respective successors and assigns, and the Administrative Agent, the Trustee and all other holders of the Senior Indebtedness are obligees under this Promissory Note to the same extent as if their names were written herein as such, and the Administrative Agent or the Trustee may, on behalf of the holders of the Senior Indebtedness for which it is acting in such capacity, proceed to enforce the subordination provisions contained herein. The subordination provisions contained herein may not be rescinded, cancelled, amended, waived, modified or supplemented in any way unless (a) the same shall be in writing and signed by the Payor and the Payee, (b) at any time prior to date on which all Obligations (as defined in the Indenture) of the Payor under the Indenture and the Notes have been repaid in full in cash (the “Senior Notes Repayment Date”), the Trustee shall have consented thereto in writing, and (c) at any time prior to the date on which all Obligations (as defined in the Credit Agreement) have been repaid in full in cash, all Commitments (as defined in the Credit Agreement) have been irrevocably terminated and all Letters of Credit (as defined in the Credit Agreement) have expired or terminated (other than Letters of Credit (as defined in the Credit Agreement) that have been Cash Collateralized (as defined in the Credit Agreement) or back-stopped by letters of credit reasonably satisfactory to the applicable issuing bank) (the “Credit Agreement Repayment Date”), the Administrative Agent shall have consented thereto in writing, and then such rescission, cancellation, amendment, waiver, modification or supplement shall be effective only in the specific instance and for the specific purpose for which given. Any such rescission, cancellation, amendment, waiver, modification or supplement that is not consented to in writing pursuant to the preceding sentence shall be null and void ab initio. The Payee hereby expressly acknowledges and agrees to the subordination provisions contained herein.

The Payor waives presentment, notice of dishonor, protest and any other formality with respect to this Promissory Note, to the fullest extent permitted by applicable law.

This Promissory Note shall be binding on the Payor and its successors and permitted assigns and shall inure to the benefit of the Payee and its successors and assigns; provided that the Payor may not delegate any obligations hereunder without the prior written consent of the Payee.

This Promissory Note shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of law rules of such state that would result in the application of the laws of any other jurisdiction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS HEREOF, THE UNDERSIGNED HAS CAUSED THIS PROMISSORY NOTE TO BE DULY EXECUTED AS OF THE DATE FIRST WRITTEN ABOVE:

CBS RADIO INC.

By:
Title:
Date:

AGREED AND ACCEPTED:

CBS BROADCASTING INC.

By:
Title:
Date:

5

[Subordinated Promissory Note]